UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

CYCLONE POWER TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CYCLONE POWER TECHNOLOGIES, INC.

601 NE 26th Ct.

Pompano Beach, Florida 33064

(954) 943-8721

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On November 14, 2014, our Board of Directors and stockholders holding a majority of our voting power took action by written consent to approve the following action:

1.

Amend our articles of incorporation, as amended (our “Articles”), to increase our authorized capital stock from 901,000,000 to 2,001,000,000 shares, of which 2,000,000,000 shares will be common stock and 1,000,000 shares will be preferred stock.

Stockholders of record at the close of business on November 11, 2014 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. We anticipate that the above action will become effective on or about December 17, 2014, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about us is contained in our reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with, or furnished to, the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors, Harry Schoell Chairman and Chief Technology Officer

Pompano Beach, Florida

November 26, 2014

CYCLONE POWER TECHNOLOGIES, INC.

601 NE 26th Ct.

Pompano Beach, Florida 33064

(954) 943-8721

November 26, 2014

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about November 26, 2014 to the stockholders of record, as of November 11, 2014 (the “Record Date”), of Cyclone Power Technologies, Inc., a Florida corporation (hereinafter referred to as “we,” “us,” “our,” “Cyclone” or the “Company”). This Information Statement is being circulated to advise stockholders of an action already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is as follows:

1.

Amend our articles of incorporation, as amended (our “Articles”), to increase our authorized capital stock from 901,000,000 to 2,001,000,000 shares, of which 2,000,000,000 shares will be common stock and 1,000,000 shares will be preferred stock (the “Share Increase Amendment”).

On November 14, 2014, our board of directors unanimously approved the Share Increase Amendment. Subsequent to our board of directors’ approval of the Share Increase Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Share Increase Amendment on November 14, 2014. We expect that the Share Increase Amendment will be effective on or about December 17, 2014, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Share Increase Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Cyclone stockholders. The Share Increase Amendment will be effective after the expiration of such 20-day period, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

Stockholders of record on the Record Date who did not consent to the Share Increase Amendment are not entitled to dissenters’ rights under Florida law.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on November 11, 2014, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of:

●	900,000,000 shares of common stock, $0.0001 par value per share, of which 844,328,217 were issued and outstanding on the Record Date, and
●	1,000,000 shares of preferred stock, $0.0001 par value per share.

Of the 1,000,000 shares of preferred stock, (i) 750,000 shares have been designated Series A preferred stock, of which none were issued and outstanding on the Record Date, and (ii) 1,000 shares have been designated Series B preferred stock, of which 1,000 were issued and outstanding on the Record Date.

Holders of our common stock are entitled to one vote per share. Holders of our Series A preferred stock are not entitled to vote for the election of directors or any other matter. Holders of our Series B preferred stock have voting rights, when combined with their existing common stock holdings, that entitle them to have an aggregate of 51% of the votes eligible to be cast by all stockholders.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL

BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING

FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a meeting of stockholders to approve the action is made possible by Section 607.0704 of the Florida Business Corporation Act, which provides that any action to be taken at stockholders’ meeting may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the action described in this Information Statement.

The action described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Cyclone.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

QUESTIONS AND ANSWERS REGARDING

THE PROPOSED INCREASE IN COMMON STOCK

The following section provides answers to frequently asked questions about the proposed Share Increase Amendment. This section, however, only provides summary information. These questions and answers may not address all issues that may be important to you as a stockholder. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages below.

Q:     Why am I receiving this Information Statement?

A:     You are receiving this Information Statement because you have been identified as a stockholder of our company as of the Record Date, and thus you are entitled to receive notice of the matter described herein. This document contains important information about the Share Increase Amendment, and you should read it carefully.

Q:     Am I being asked to vote on, or consent to, anything?

A:     No, we are not asking you to vote on, or consent to, anything. Our Board of Directors has unanimously approved the Share Increase Amendment, and the holders of a majority of the voting power of our voting stock have approved, by written consent, the Share Increase Amendment. Florida law permits us to obtain the written consent of a majority of the Company’s voting power to approve the action described in this Information Statement in lieu of holding a meeting of stockholders to vote on the Share Increase Amendment.

Please see the section titled, “Matter No. 1: Amendment of Our Articles to Increase Our Authorized Capital Stock from 901,000,000 Shares to 2,001,000,000 Shares, of which 2,000,000,000 Shares Will be Common Stock and 1,000,000 Shares Will be Preferred Stock.”

Q:     Has the Board of Directors approved the Share Increase Amendment?

A:     All members of the Board of Directors have approved the Share Increase Amendment.

Q:     What vote of the stockholders was required to approve the Share Increase Amendment?

A:     To approve the Share Increase Amendment, the affirmative vote of a majority of the potential votes cast as stockholders was required. Consents in favor of the Share Increase Amendment have already been received from stockholders holding a majority of the voting power of the Company.

Q:     When do you expect the Share Increase Amendment to become effective?

A:     The Share Increase Amendment will become effective upon the filing of the articles of amendment to our Articles with the Secretary of State of Florida. We expect to file the articles of amendment with the Secretary of State of Florida no less than 20 days after this Information Statement has been sent to you.

Q:     Why am I not being asked to vote?

A:     The holders of a majority of the issued and outstanding shares of our voting stock have already approved the Share Increase Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Florida law, and no further approval by our stockholders is required.

Q:     What do I need to do now?

A:     You do not need to do anything. This Information Statement is purely for your information and does not require or request you to do anything.

Q:     Who is paying for this Information Statement?

A:     The Company will pay for the delivery of this Information Statement.

Q:     Whom should I contact if I have additional questions?

A:     Frankie Fruge, President of the Company.

MATTER NO. 1: AMENDMENT OF OUR ARTICLES TO INCREASE

OUR AUTHORIZED CAPITAL STOCK FROM 901,000,000 SHARES TO 2,001,000,000 SHARES, OF WHICH 900,000,000 SHARES WILL BE COMMON STOCK AND 1,000,000 SHARES WILL BE PREFERRED STOCK

On November 14, 2014, our board of directors approved, subject to stockholder approval, an amendment of our Articles that will have the effect of increasing our authorized capital stock from 901,000,000 to 2,001,000,000 shares, of which 2,000,000,000 shares will be common stock and 1,000,000 shares will be preferred stock. Subsequent to our board of directors’ approval of the Share Increase Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Share Increase Amendment on November 14, 2014. We expect that the Share Increase Amendment will be effective on or about December 17, 2014, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

Increase in Authorized Shares

We currently have authorized capital stock of 900,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. Of the 1,000,000 shares of authorized preferred stock, (i) 750,000 shares have been designated Series A preferred stock, of which none were issued and outstanding on the Record Date, and (ii) 1,000 shares have been designated Series B preferred stock, of which 1,000 were issued and outstanding on the Record Date. As of the Record Date, there were 844,328,217, 0 and 1,000 shares of common stock, Series A preferred stock and Series B preferred stock, respectively, issued and outstanding.

When the Share Increase Amendment becomes effective, our authorized shares of common stock will increase from 900,000,000 to 2,000,000,000. Adoption of the Share Increase Amendment will not affect the number of authorized shares of preferred stock. When the Share Increase Amendment becomes effective, there will be no immediate change in the number of issued and outstanding common shares. Although the Share Increase Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders, any future issuance of additional authorized shares of our common stock may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding our common stock at the time the additional shares are issued.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The newly authorized common stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, availability for reserve requirements of previous financing activities, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. The Company expects to use some of the newly authorized shares of common stock to:

●	Secure additional long-term financing to continue the Company’s technology development and plans to transition its first engine into production, and
●	Authorize a reserve of 300% over the current conversion of shares at above-market price as required by the convertible debt holders.

The Company is investigating additional sources of financing and strategic acquisitions which the Board of Directors believes will be in the best interests of our stockholders. We also seek to clean-up elements of our balance sheet, which management believes is necessary for our future growth and success. Notwithstanding the foregoing, we have no obligation to issue such additional shares.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Share Increase Amendment was not proposed or adopted in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

Our board believes that it is advisable and in the best interests of our company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The unissued shares of common stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of common stock in connection with any financing.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,
●	Any proposed nominee for election as a director of our Company, and
●	Any associate or affiliate of any of the foregoing persons.

Certain directors and executive officers of the Company may be issued shares provided in the Share Increase Amendment in return for the elimination of their debt to the Company and deferred salary. This conversion is anticipated to be effected at prices above the market price for the Company’s common stock at the time of conversion.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Share Increase Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 11, 2014 by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,
●	Each of our directors and executive officers, and
●	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from November 11, 2014, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from November 11, 2014.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage Owned (1)	Number of Series B Shares Beneficially Owned (2)	Percentage Owned (2), (3)
Harry Schoell	39,715,970 (4)	4.7%	797	79.7%
Frankie Fruge	19,234,206 (5)	2.3%	203	20.3%
Bruce Schames	3,128,175 (6)	*	-	-
Dennis A. Dudzik	-	-	-	-
James E. Hasson	-	-	-	-
Lewis Jaffe	-	-	-	-
All directors and executive officers as a group (6 persons)	62,078,351 (7)	7.3%	1,000	100%

*     Less than 1%.

(1)	Calculated on the basis of 844,328,217 shares of common stock issued and outstanding.
(2)	The 1,000 shares of Series B preferred stock provide their holders a majority vote on all matters brought before the common stockholders.
(3)	Calculated on the basis of 1,000 shares of Series B preferred stock issued and outstanding.
(4)	Mr. Schoell’s beneficial shares include 1,750,000 shares issuable upon exercise of vested stock options.
(5)	Ms. Fruge’s beneficial shares include 1,750,000 shares issuable upon exercise of vested stock options.
(6)	Mr. Schames’ beneficial shares include 2,015,000 shares issuable upon exercise of vested stock options.
(7)	Includes 5,515,000 shares issuable upon exercise of vested stock options.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. The Company’s filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.cyclonepower.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at Cyclone Power Technologies, Inc., 601 NE 26th Ct., Pompano Beach, Florida 33064 or by telephoning us at (954) 943-8721.

Our principal executive office is located at 601 NE 26th Ct., Pompano Beach, Florida 33064. Our corporate website is www.cyclonepower.com and our phone number is (954) 943-8721.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated:     November 26, 2014

By Order of the Board of Directors

Harry Schoell, Chairman

Cyclone Power Technologies, Inc. 601 NE 26th Ct. Pompano Beach, Florida 33064

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